EXHIBIT 99.1

7961 SHAFFER PARKWAY
SUITE 5
LITTLETON, COLORADO 80127
TELEPHONE (720) 981-1185
FAX (720) 981-1186

Trading Symbol: VGZ
Toronto and NYSE Amex Equities Stock Exchange

NEWS

Vista Gold Corp. Announces Agreement to Repurchase US$5,667,000 in Principal Amount of its Notes

Denver, Colorado, May 13, 2010 – Vista Gold Corp. (“Vista” or the “Corporation”) (TSX & NYSE Amex: VGZ) today announced that it has reached an agreement (the “Agreement”) to repurchase an aggregate of US$5,667,000 in principal amount of its 10% senior secured convertible notes (the “Notes”) due March 4, 2011 from a Noteholder, originally purchased by the Noteholder on behalf of managed accounts on March 4, 2008.

Under the terms of the Agreement, Vista has agreed to pay the Noteholder US$2,232,798 in cash and 1,902,684 in common shares in the capital of the Corporation in consideration for the Notes and interest due to maturity.  The common shares to be issued are priced at US$2.15 per share.  Vista’s weighted average price per share was US$2.32 for the previous five trading days on the NYSE Amex Equities Stock Exchange.  Upon closing of the transaction, the Notes repurchased by Vista will be cancelled, and US$23 million principal amount of Notes will remain outstanding.

The closing of the repurchase of the Notes is subject to the receipt of all required approvals, including the approval by the TSX and the NYSE Amex.  If all required approvals are obtained, Vista expects the repurchase of the Notes to close on or about May 20, 2010.

About Vista Gold Corp.

Since 2001, Vista has acquired a number of gold projects with the expectation that higher gold prices would increase their value. For more information about our projects, including technical studies and resource estimates, please visit our website at www.vistagold.com.  Vista has undertaken programs to advance the Paredones Amarillos gold project, located in Baja California Sur, Mexico, including a definitive feasibility study, the purchase of long delivery equipment items, and the purchase of land for the processing facilities, related infrastructure and the desalination plant.  The results of a preliminary economic assessment completed in 2009 on the Mt. Todd gold project in Australia are encouraging and Vista is undertaking a pre-feasibility study and additional resource drilling to advance the project.  Vista’s other holdings include the Guadalupe de los Reyes gold project in Mexico, Yellow Pine gold project in Idaho, Awak Mas gold project in Indonesia, and the Long Valley gold project in California.

The common shares of the Corporation to be issued pursuant to the terms of the Agreement have not been and will not be registered under the United States Securities Act of 1933, as amended, or any applicable state securities laws and may not be offered or sold in the United States absent such registration or an applicable exemption from such registration requirements.  This press release does not constitute an offer to sale or the solicitation of an offer to buy any securities.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as receipt of all required approvals for the transaction, and other such matters are forward-looking statements and forward-looking information.  When used in this press release, the words “expect”, “intend”, “hopes”, “believe”, “may”, “will”, “if”, “anticipates” and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, risks of shortages and fluctuating costs of equipment or supplies, risks relating to fluctuations in the price of gold, the inherently hazardous nature of mining-related activities, potential effects on Vista’s operations of environmental regulations in the countries in which it operates, risks due to legal proceedings, risks relating to political and economic instability in certain countries in which it operates, risks related to repayment of debt, risks related to increased leverage and uncertainty of being able to raise capital on favorable terms or at all; as well as those factors discussed under the headings “Uncertainty of Forward-Looking Statements” and “Risk Factors” in Vista’s latest Annual Report on Form 10-K as filed on March 16, 2010, and Vista’s latest Quarterly Report on Form 10-Q and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, Vista assumes no obligation to publicly update any forward-looking statements or forward-looking information, whether as a result of new information, future events or otherwise.

For further information, please contact Connie Martinez at (720) 981-1185, or visit the Vista Gold Corp. website at www.vistagold.com.